Exhibit 10.1

Interim Securities Purchase Agreement

This Interim Securities Purchase Agreement (this “Agreement”) is dated September 3, 2015 and is between Guided Therapeutics, Inc., a Delaware corporation (the “Company”), Aquarius Opportunity Fund (the “Lead Purchaser”), and each other purchaser identified on the signature pages hereto (each, an “Interim Purchaser”).

The parties hereto are party to the Securities Purchase Agreement, dated June 29, 2015 (the “Purchase Agreement”), pursuant to which the Company has agreed to issue and sell, and the Lead Purchaser, the Interim Purchasers, and certain other purchasers have agreed to purchase, shares of the Company’s Series C convertible preferred stock (the “Preferred Stock”) and warrants to purchase shares of the Company’s common stock (the “Warrants”).

The Interim Purchasers desire to purchase additional shares of Preferred Stock and Warrants (the “Additional Shares” and “Additional Warrants,” respectively) from the Company prior to the Second Closing on the terms set forth in the Purchase Agreement. In addition, the Lead Purchaser desires to accelerate its purchase of $750,000 of the remaining $1.5 million of Preferred Stock it is currently scheduled to purchase at the Second Closing, and to purchase the remaining $750,000 of Preferred Stock it is currently scheduled to purchase at the Second Closing at a closing to occur following effectiveness of the next Registration Statement to be filed pursuant to the Registration Rights Agreement. In order to accomplish all of the foregoing, the parties must (1) amend the certificate of designation governing the Preferred Stock (the “Series C Designation”) to increase the number of authorized shares of Preferred Stock available for issuance, (2) amend the Purchase Agreement to provide for an interim closing for the purchase of the Additional Shares and Additional Warrants by the Interim Purchasers and $750,000 of the remaining $1.5 million of Preferred Stock by the Lead Purchaser, (3) amend the Purchase Agreement to provide for an additional closing for the purchase of the final $750,000 of Preferred Stock by the Lead Purchaser, and (4) amend the Registration Rights Agreement to clarify the registration priority of the Registrable Securities.

Amendments to the Series C Designations, the Purchase Agreement, and the Registration Rights Agreement each require the approval of a majority of then-outstanding shares of Preferred Stock (or Registrable Securities (as defined in the Registration Rights Agreement), as applicable. As of the date hereof, the Lead Purchaser holds all of the outstanding shares of Preferred Stock and Registrable Securities.

Therefore, the parties agree as follows:

1.                  Defined Terms. Defined terms used but not defined in this Agreement are as defined in the Purchase Agreement.

2.                  Amendments to Series C Designation. The Lead Purchaser hereby consents to the adoption of the following amendments to the Series C Designation (the “Amendments”), which Amendments have been approved by the Company’s board of directors and, at the board’s recommendation, are being submitted for the Lead Purchaser’s approval:

(a)                Delete Section 2 of the Series C Designation in its entirety and replace with the following:

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series C Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 9,000 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”), subject to increase as set forth in Section 3.

(b)               Amend Section 6(c) of the Series C Designation by adding the following sentence at the end:

This Section 6(c) shall not apply to any Holder who, immediately prior to becoming the beneficial owner of shares of Preferred Stock, beneficially held more than 4.99% of the Common Stock.

(c)                Delete Section 7(b)(i) of the Series C Designation in its entirety and replace it with the following:

(i) For so long as any Preferred Stock is outstanding, if the Corporation shall issue or sell any shares of Common Stock (as actually issued or, pursuant to paragraph (ii) below, deemed to be issued), without the consent of the holders of at least a majority in interest of the Preferred Stock then outstanding, for a consideration per share less than the Conversion Price in effect immediately prior to such issue or sale, then immediately upon such issue or sale the Conversion Price shall automatically be adjusted to a price equal to the price paid per share in such sale or issue.

3.                  Amendment to Purchase Agreement. Upon effectiveness of the Amendments, the Purchase Agreement is hereby amended as follows:

(a)                Delete Exhibit A to the Purchase Agreement in its entirety and replace it with Exhibit A attached hereto.

(b)               Amend Section 2.1(a) of the Purchase Agreement by inserting the following as paragraph (ii) and renumbering the text currently labeled as paragraph (ii) as paragraph (iii):

(ii) At a closing on the date designated by the Company but in no event later than September 10, 2015 (the “Interim Closing”), the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of shares of Preferred Stock set forth opposite such Purchaser’s name under the heading “Interim Closing Preferred Stock” on Exhibit A hereto, along with a Warrant to purchase the number of Warrant Shares set forth opposite such Purchaser’s name under the heading “Interim Closing Warrant Shares” on Exhibit A hereto (rounded up to the nearest whole share), in exchange for a payment from each Purchaser of immediately available funds in the amount set forth opposite such Purchaser’s name under the heading “Interim Closing Subscription Amount” on Exhibit A hereto. The Lead Purchaser’s payment at the Interim Closing shall be payable by wire transfer of immediately available funds and shall be distributed as follows: (1) $150,600 to Company Counsel and (2) 67,500 to the Placement Agent.

(c)                Further amend Section 2.1(a) of the Purchase Agreement by deleting the second sentence in newly numbered paragraph (iii).

(d)               Further amend Section 2.1(a) of the Purchase Agreement by inserting the following as new paragraph (iv) at the end of such section:

(iv) At a closing on the date that is five (5) Trading Days following the effectiveness of the Registration Statement first filed after the Second Closing (the “Third Closing”), the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of shares of Preferred Stock set forth opposite such Purchaser’s name under the heading “Third Closing Preferred Stock” on Exhibit A hereto, along with a Warrant to purchase the number of Warrant Shares set forth opposite such Purchaser’s name under the heading “Third Closing Warrant Shares” on Exhibit A hereto (rounded up to the nearest whole share), in exchange for a payment from each Purchaser in the amount set forth opposite such Purchaser’s name under the heading “Third Closing Subscription Amount” on Exhibit A hereto. The Lead Purchaser’s payment at the Third Closing shall be payable by wire transfer of immediately available funds and shall be distributed as follows: (1) $100,000 to Company Counsel and (2) $67,500 to the Placement Agent.

(e)                Delete Section 2.2(a)(iv) of the Purchase Agreement in its entirety and replace it with the following:

(iv) a legal opinion of Company Counsel, dated as of the date of the Closing and in the form attached hereto as Exhibit E, executed by such counsel and addressed to the Purchasers receiving Preferred Stock at such Closing and covering only those shares of Preferred Stock and Warrants to be issued at such Closing (as well as Conversion Shares and Warrant Shares underlying such shares of Preferred Stock and Warrants; provided that the opinions delivered at the First Closing and the Interim Closing shall not cover the associated Conversion Shares, Warrants or Warrant Shares, which Conversion Shares, Warrants and Warrant Shares shall instead be covered by the opinion issued at the Second or Third Closing, as applicable).

4.                  Lockup. The Interim Purchasers shall be prohibited from selling any shares of the Company’s common stock issuable upon conversion of, or as payment of dividends on, the Additional Shares, or issuable upon exercise of the Additional Warrants (collectively, the “Underlying Shares”), until the earlier of (a) the date that the Lead Investor holds 25% or less of the number of shares of Preferred Stock issued and sold to the Lead Investor pursuant to the Purchase Agreement, (b) the first date that the closing price per share of Common Stock equals or exceeds $0.20 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for five consecutive Trading Days; and (c) one year from the date of issuance of the Additional Shares.

5.                  Registration Right Agreement. The Registration Rights Agreement is hereby amended as follows:

(a)                The definition of “Registrable Securities” is amended to delete references to Warrant Shares.

(b)               Section 2 is amended by adding the following new subsection (f):

(f) Notwithstanding anything to the contrary in this Section 2, the Company shall register all Registrable Securities in one or more Initial Registration Statements or Remainder Registration Statements, as applicable, in the following order of priority: (i) all Registrable Securities issuable upon conversion of, or payment of dividends on, the shares of Preferred Stock issued at the First Closing that have not already been registered on a Registration Statement; (ii) all Registrable Securities issuable to the Lead Investor upon conversion of, or payment of dividends on, the shares of Preferred Stock issued at the Interim Closing; (iii) all Registrable Securities issuable upon conversion of, or payment of dividends on, the shares of Preferred Stock issuable at the Second Closing; (iv) all Registrable Securities issuable from conversion of, or payment of dividends on, shares of Preferred Stock issuable at the Third Closing; and (v) all remaining Registrable Securities. Further, notwithstanding anything to the contrary in this Section 2 or in the definitions of Filing Deadline or Effectiveness Deadline, (i) the Company shall not be required to file an Initial Registration Statement in connection with the Interim Closing, and (ii) with respect to the Initial Registration Statement for the Third Closing, the Filing Deadline and Effectiveness Deadline shall be deemed to be dates that are as soon as reasonably practicable following the Third Closing. In no event shall the Company be obligated to register for resale Registrable Securities on any particular Registration Statement in excess of one-third of its then-outstanding public float (as determined in accordance with Exchange Act Rule 12b-2), provided that nothing in this sentence shall be deemed eliminate the Company’s obligation to register such excess Registrable Securities on one or more Remainder Registration Statements.

6.                  Registration Rights of Underlying Shares. Notwithstanding anything to the contrary in the Registration Rights Agreement, the Underlying Shares shall be deemed “Registrable Securities not acquired pursuant to the Purchase Agreement” for purposes of Section 2(a) of the Registration Rights Agreement and, accordingly, shall be subject to removal from the applicable Remainder Registration Statement in the order of priority set forth therein for such Registrable Securities.

7.                  Warrants. Notwithstanding anything to the contrary in the Purchase Agreement or form of Warrant attached thereto, Section 11 of any Warrants issued after the date hereof shall not apply to any Holder who, immediately prior to becoming the beneficial owner of shares of Preferred Stock, beneficially held more than 4.99% of the Common Stock.

8.                  No Other Changes. Except as set forth expressly herein, all terms of the Purchase Agreement, the Registration Rights Agreement and the Warrants shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the parties thereto.

9.                  Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

[Signature Page Follows]

The parties have executed this Agreement as of the date first written above.

guided therapeutics, inc. By: /s/ Gene S. Cartwright Gene S. Cartwright President
AQUARIUS OPPORTUNITY FUND: By: EOS Investment, Ltd., its Investment Manager By: /s/ Gregory Pepin Gregory Pepin Managing Director
/s/ John E. Imhoff JOHN e. iMHOFF
/s/ Dolores Maloof dOLORES mALOOF
/s/ Lynn Imhoff LYNN IMHOFF

Exhibit A

Schedule of Purchasers

Purchaser Name:	First Closing Preferred Stock	First Closing Warrant Shares	First Closing Purchase Price
Aquarius Opportunity Fund	3,334	52,642,105	$2,500,500

Purchaser Name:	Interim Closing Preferred Stock	Interim Closing Warrant Shares	Interim Closing Purchase Price
Aquarius Opportunity Fund	1,000	15,789,474	$750,000
John Imhoff	400	6,315,789	$300,000
Delores Maloof	167	2,631,579	$125,000
Lynne Imhoff	167	2,631,579	$125,000

Purchaser Name:	Second Closing Preferred Stock	Second Closing Warrant Shares	Second Closing Purchase Price	Series B Rollover (y/n)
ProMed Partners LP	67	1,057,895	$50,250	Y
David B. Musket	533	8,415,789	$399,750	Y
John Imhoff	667	10,531,579	$500,250	Y
Delores Maloof	136	2,147,368	$102,000	Y
Ronald Hart	33	521,053	$25,000	Y
Lynne Imhoff	133	2,100,000	$100,000	Y
Mark Faupel	133	2,100,000	$100,000	Y
The Whittemore Collection, Ltd.	133	2,100,000	$100,000	Y

Purchaser Name:	Third Closing Preferred Stock	Third Closing Warrant Shares	Third Closing Purchase Price
Aquarius Opportunity Fund	1,000	15,789,473	$750,000